Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS RECORD Q2 RESULTS

Calhoun, Georgia, July 27, 2017 - Mohawk Industries, Inc. (NYSE: MHK) today announced 2017 second quarter record operating income of $356 million, net earnings of $261 million and diluted earnings per share (EPS) of $3.48. Excluding restructuring, acquisition and other charges, net earnings were $278 million and EPS was $3.72, a 7% increase over last year’s second quarter adjusted EPS. Net sales for the second quarter of 2017 were $2.5 billion, up 6% versus the prior year’s second quarter or an increase of approximately 8% on a constant days and currency basis. For the second quarter of 2016, net sales were $2.3 billion, operating income was $351 million, net earnings were $255 million and EPS was $3.42; excluding restructuring, acquisition and other charges, net earnings were $259 million and EPS was $3.47.
For the six months ending July 1, 2017, net earnings and EPS were $461 million and $6.17, respectively. Net earnings excluding restructuring, acquisition and other charges were $482 million and EPS was $6.44, an increase of 10% over the 2016 six-month period adjusted EPS. For the six-month period, net sales were $4.7 billion, an increase of 4% versus prior year as reported or 6% on a constant days and currency basis. For the six-month period ending July 2, 2016, net sales were $4.5 billion, net earnings were $427 million and EPS was $5.73; excluding restructuring, acquisition and other charges, net earnings and EPS were $436 million and $5.85.
Commenting on Mohawk Industries’ second quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “During the period, Mohawk delivered record results, generating the highest sales, adjusted operating income and adjusted EPS in the company’s history. Adjusted operating income increased to $381 million, up 7% overcoming higher material and start-up costs and a reduction of IP income. Across the business, we are increasing prices to offset inflation, introducing innovative products and improving our productivity.
“During the period, we completed the acquisition of two small ceramic manufacturers to expand our European platform and two U.S. material manufacturing operations to enhance the vertical integration of our businesses. This year, we are increasing our internal investments to over $850 million to capitalize on innovative new products, increased automation and greater efficiencies, as well as to enhance the four acquisitions. As detailed last quarter, we are expanding our sales capacity by approximately $1.4 billion. This production will come online over the next twelve months, and our start-up costs will be higher until we have optimized all our new manufacturing operations later in 2018. These initiatives will increase our sales and profitability, maximizing the long-term value of our business.
“For the quarter, our Global Ceramic Segment sales increased approximately 9% as reported and on a constant days and currency basis. Operating margin was 17% as reported and 18% on an adjusted basis, with adjusted operating income rising approximately 16% for the quarter. We completed two European ceramic acquisitions that increased our sales by 6% during the period. Our legacy business improved from the prior quarter but was limited in North America by capacity constraints in red body ceramic and in Europe by a temporary plant shutdown to upgrade our technical production. In Europe, half of our new technical equipment has begun production and is operating at expected levels, and we are importing product to satisfy U.S. demand until our Mexican expansion becomes operational later this year. We are introducing higher value products from our new Tennessee plant, including longer, more-realistic wood visuals; surface textures in registration with our designs; and proprietary slip resistant surfaces. During the quarter, we completed the acquisition of a talc mine in Texas that will ensure our material supply and enhance our competitive position. Even with our capacity restraints, our sales in Mexico outpaced the strong local market. Our European ceramic business grew substantially as a result of our new acquisitions and new products we have introduced. Our Russian ceramic business is significantly outperforming the market, with sales and margins improving as a result of our unique styling, strong brand, and robust distribution. Russia’s economy has expanded the last two quarters, and we are increasing our capacity to support future growth.
“During the quarter, our Flooring North America Segment’s sales increased 6% as reported. Operating margin for the quarter was 12% as reported and 13% on an adjusted basis, with adjusted operating income rising 12%. For the period, our hard surface sales outpaced carpet, and residential sales were stronger than commercial. We have implemented price increases and improved our product mix, which together have offset material and other inflation. We are executing productivity initiatives across our operations, resulting in improved efficiencies and yields. Our premium residential carpet collections are growing faster than the market due to increasing consumer preference for the superior softness and performance of our exclusive SmartStrand franchise. We have begun shipping SmartStrand Silk Reserve, the fourth generation of our proprietary fiber, with an even greater level of softness. During the period, we completed the purchase of a nylon polymerization plant, which we are enhancing to improve our competitive position. Our Main Street commercial sales expanded faster than our specified channels, with carpet tile continuing to gain share. Our LVT and laminate sales outpaced our other hard surfaces, with our distribution expanding as a result of our leading design and performance attributes. Our LVT operations are improving, and construction is progressing on our new rigid LVT line, which will start up by the end of this year. Our propriety water resistant laminate with enhanced visuals is growing as an alternative to wood, and we are increasing our capacity later this year to support additional growth.
“For the quarter, our Flooring Rest of the World Segment’s sales increased 2% as reported and 8.5% on a constant days and currency basis. Operating margin was 17% as reported and on an adjusted basis, with adjusted operating income decreasing approximately 12% for the quarter. The segment was impacted by increasing material costs and currency changes, which we are implementing price increases to recover, and the reduction in patent income. We anticipate that the majority of the price increases will be fully implemented by the fourth quarter, allowing us to recover our higher costs. Our LVT sales are growing significantly, although we are reaching the limits of our present capacity. Our new LVT production line in Belgium will produce both rigid and flexible products and should start-up in the fourth quarter. In Russia, we are finalizing the purchase of a building near our ceramic facilities to house our new sheet vinyl manufacturing operation. In Europe, our premium laminate collections grew substantially, and we have begun installation of a new laminate press line to further expand our business and improve our product mix with value-added introductions. Construction of our new carpet tile plant is underway, and we will begin limited operations in the fourth quarter.
“Mohawk’s operating performance in the third quarter should continue to significantly improve, with sales and income strengthening further, even with higher materials and changes in patents. We are implementing price increases across most product categories and regions to recover material and currency changes in the third quarter. We will begin optimizing the acquisitions we completed in the second quarter by improving their strategies and enhancing their profitability. Taking all of this into account, our adjusted EPS guidance for the third quarter is $3.70 to $3.79.
To enhance our long-term performance, we are investing at record levels this year to expand our product offering and capacity, improve our efficiencies and extend our geographic reach. In the fourth quarter, we will incur higher start-up costs as our production expansions ramp up and we elevate our marketing activities to increase our sales. The expansion of our LVT, ceramic, laminate, sheet vinyl and carpet tile capacity will increase our future growth and profitability, strengthening our position as the global leader in flooring.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, July 28, 2017, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 51858547. A replay will be available until Friday, August 25, 2017, by dialing 1-855-859-2056 for US/local calls and 1-404-537-3406 for International/Local calls and entering Conference ID # 51858547.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations Data	Three Months Ended		Six Months Ended
(Amounts in thousands, except per share data)	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Net sales	$2,453,038	2,310,336	4,673,683	4,482,382
Cost of sales	1,673,902	1,554,748	3,214,194	3,087,115
Gross profit	779,136	755,588	1,459,489	1,395,267
Selling, general and administrative expenses	423,311	404,896	828,880	798,903
Operating income	355,825	350,692	630,609	596,364
Interest expense	8,393	10,351	16,595	22,652
Other expense (income), net	3,002	(5,807)	170	(2,378)
Earnings before income taxes	344,430	346,148	613,844	576,090
Income tax expense	82,682	90,034	151,040	147,859
Net earnings including noncontrolling interest	261,748	256,114	462,804	428,231
Net earnings attributable to noncontrolling interest	1,067	926	1,569	1,495
Net earnings attributable to Mohawk Industries, Inc.	$260,681	255,188	461,235	426,736

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$3.51	3.44	6.21	5.76
Weighted-average common shares outstanding - basic	74,327	74,123	74,269	74,049

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$3.48	3.42	6.17	5.73
Weighted-average common shares outstanding - diluted	74,801	74,574	74,773	74,526

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$109,761	101,215	214,785	201,408
Capital expenditures	$224,153	136,081	425,423	276,914

Consolidated Balance Sheet Data
(Amounts in thousands)
	July 1, 2017	July 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$130,238	112,049
Receivables, net	1,639,614	1,448,898
Inventories	1,865,941	1,660,131
Prepaid expenses and other current assets	374,930	298,125
Total current assets	4,010,723	3,519,203
Property, plant and equipment, net	3,892,251	3,243,838
Goodwill	2,417,058	2,322,735
Intangible assets, net	878,301	930,323
Deferred income taxes and other non-current assets	391,158	296,732
Total assets	$11,589,491	10,312,831
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,754,077	1,795,584
Accounts payable and accrued expenses	1,466,658	1,334,150
Total current liabilities	3,220,735	3,129,734
Long-term debt, less current portion	1,174,440	1,160,700
Deferred income taxes and other long-term liabilities	713,110	613,131
Total liabilities	5,108,285	4,903,565
Redeemable noncontrolling interest	26,713	23,683
Total stockholders' equity	6,454,493	5,385,583
Total liabilities and stockholders' equity	$11,589,491	10,312,831

Segment Information	Three Months Ended		As of or for the Six Months Ended
(Amounts in thousands)	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Net sales:
Global Ceramic	$902,670	829,794	1,687,639	1,603,520
Flooring NA	1,040,299	980,693	1,979,795	1,887,057
Flooring ROW	510,069	499,849	1,006,249	991,805
Intersegment sales	—	—	—	—
Consolidated net sales	$2,453,038	2,310,336	4,673,683	4,482,382

Operating income (loss):
Global Ceramic	$152,557	140,606	268,593	240,383
Flooring NA	127,482	118,946	219,624	194,297
Flooring ROW	86,052	101,062	162,147	180,599
Corporate and eliminations	(10,266)	(9,922)	(19,755)	(18,915)
Consolidated operating income	$355,825	350,692	630,609	596,364

Assets:
Global Ceramic			$4,736,068	4,054,351
Flooring NA			3,625,350	3,316,048
Flooring ROW			2,984,716	2,835,497
Corporate and eliminations			243,357	106,935
Consolidated assets			$11,589,491	10,312,831

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net earnings attributable to Mohawk Industries, Inc.	$260,681	255,188	461,235	426,736
Adjusting items:
Restructuring, acquisition and integration-related and other costs	15,878	6,020	19,856	13,738
Acquisitions purchase accounting (inventory step-up)	9,571	—	9,673	—
Income taxes	(7,677)	(2,342)	(9,091)	(4,620)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$278,453	258,866	481,673	435,854

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$3.72	3.47	6.44	5.85
Weighted-average common shares outstanding - diluted	74,801	74,574	74,773	74,526

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
July 1, 2017
Current portion of long-term debt and commercial paper	$1,754,077
Long-term debt, less current portion	1,174,440
Less: Cash and cash equivalents	130,238
Net Debt	$2,798,279

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	October 1, 2016	December 31, 2016	April 1, 2017	July 1, 2017	July 1, 2017
Operating income	$378,307	305,272	274,784	355,825	1,314,188
Other (expense) income	(3,839)	3,190	2,832	(3,002)	(819)
Net (earnings) loss attributable to non-controlling interest	(949)	(760)	(502)	(1,067)	(3,278)
Depreciation and amortization	103,680	104,379	105,024	109,761	422,844
EBITDA	477,199	412,081	382,138	461,517	1,732,935
Restructuring, acquisition and integration-related and other costs	30,572	16,214	3,978	15,878	66,642
Acquisitions purchase accounting (inventory step-up)	—	—	192	9,571	9,763
Legal settlement and reserves	(90,000)	—	—	—	(90,000)
Release of indemnification asset	2,368	3,004	—	—	5,372
Tradename impairment	47,905	—	—	—	47,905
Adjusted EBITDA	$468,044	431,299	386,308	486,966	1,772,617

Net Debt to Adjusted EBITDA					1.6

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales	$2,453,038	2,310,336	4,673,683	4,482,382
Adjustment to net sales on constant shipping days	23,317	—	35,247	—
Adjustment to net sales on a constant exchange rate	12,356	—	30,535	—
Net sales on a constant exchange rate and constant shipping days	2,488,711	2,310,336	4,739,465	4,482,382
Less: impact of acquisition volume	(48,224)	—	(48,224)	—
Net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,440,487	2,310,336	4,691,241	4,482,382

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Global Ceramic	July 1, 2017	July 2, 2016
Net sales	$902,670	829,794
Adjustment to net sales on constant shipping days	6,163	—
Adjustment to segment net sales on a constant exchange rate	(2,542)	—
Segment net sales on a constant exchange rate and constant shipping days	$906,291	829,794
Less: impact of acquisition volume	(48,224)	—
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$858,067	829,794

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Flooring ROW	July 1, 2017	July 2, 2016
Net sales	$510,069	499,849
Adjustment to net sales on constant shipping days	17,154	—
Adjustment to segment net sales on a constant exchange rate	14,897	—
Segment net sales on a constant exchange rate and constant shipping days	$542,120	499,849

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	July 1, 2017	July 2, 2016
Gross Profit	$779,136	755,588
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	13,028	2,778
Acquisitions purchase accounting (inventory step-up)	9,571	—
Adjusted gross profit	$801,735	758,366

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	July 1, 2017	July 2, 2016
Selling, general and administrative expenses	$423,311	404,896
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(2,850)	(3,241)
Adjusted selling, general and administrative expenses	$420,461	401,655

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	July 1, 2017	July 2, 2016
Operating income	$355,825	350,692
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	15,878	6,020
Acquisitions purchase accounting (inventory step-up)	9,571	—
Adjusted operating income	$381,274	$356,712

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	July 1, 2017	July 2, 2016
Operating income	$152,557	140,606
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	1,305	381
Acquisitions purchase accounting (inventory step-up)	9,571	—
Adjusted segment operating income	$163,433	140,987

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	July 1, 2017	July 2, 2016
Operating income	$127,482	118,946
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	12,196	6,146
Adjusted segment operating income	$139,678	125,092

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW	July 1, 2017	July 2, 2016
Operating income	$86,052	101,062
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	2,170	(507)
Acquisitions purchase accounting (inventory step-up)	—	—
Adjusted segment operating income	$88,222	100,555

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	July 1, 2017	July 2, 2016
Earnings before income taxes	$344,430	346,148
Noncontrolling interests	(1,067)	(926)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related & other costs	15,878	6,020
Acquisitions purchase accounting (inventory step-up)	9,571	—
Adjusted earnings including noncontrolling interests before income taxes	$368,812	351,242

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	July 1, 2017	July 2, 2016
Income tax expense	$82,682	90,034
Income taxes - reversal of uncertain tax position	—	—
Income tax effect of adjusting items	7,677	2,342
Adjusted income tax expense	$90,359	92,376

Adjusted income tax rate	24.5%	26.3%

The Company supplements its consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and they can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation, more or fewer shipping days in a period, and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements and reserves, tradename impairments, acquisition purchase accounting (inventory step-up), release of indemnification assets and the reversal of uncertain tax positions.